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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): MAY 22, 2003

                            WESCO INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                        Commission file number 001-14989

                DELAWARE                                  25-1723342
      (State or other jurisdiction             (IRS Employer Identification No.)
           of incorporation or
              organization)

      225 WEST STATION SQUARE DRIVE
                SUITE 700
     PITTSBURGH, PENNSYLVANIA 15219                     (412) 454-2200
(Address of principal executive offices)        (Registrant's telephone number,
                                                     including area code)


                                       N/A
          (Former name or former address, if changed since last report)









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ITEM 5. OTHER EVENTS.

On May 21, 2003, WESCO International, Inc. (the "Company") held its Annual Meeting of Shareholders in Pittsburgh, Pennsylvania (the "Meeting"). At the Meeting, shareholders re-elected Mr. Michael J. Cheshire, Mr. James A. Stern and Mr. William J. Vareschi to the Company's Board of Directors (the "Board") for terms to expire in 2006. In addition, shareholders approved certain amendments to the Company's 1999 Long-Term Incentive Plan.

During a meeting of the Board also held on May 21, 2003, Ms. Sandra Beach Lin was appointed to the Audit Committee of the Board of Directors. In addition, the Board accepted the resignation of Mr. George L. Miles, Jr. from the Audit Committee. Mr. Miles continues to serve as a member of the Board and is Chairman of its Nominating and Governance Committee. Also, Mr. Robert Q. Bruhl was not re-appointed to the Audit Committee. Mr. Bruhl continues to serve as a member of the Board.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     a)   Financial statements of businesses acquired.

     Not applicable.

     b)   Pro forma financial information.

     Not applicable.

     c)   Exhibits.

     None.





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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                 May 22, 2003                 WESCO International, Inc.
            ---------------------       ----------------------------------
                  (Date)


                                              /s/ Stephen A. Van Oss
                                        ----------------------------------
                                        Stephen A. Van Oss
                                        Vice President, Chief Financial Officer




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